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                                                                   Exhibit 10.44

                                 LOAN AGREEMENT

This Agreement is made and entered into as of this 24/th/ day of June, 2002 by and between Deltagen Inc., a Delaware corporation ("Deltagen"), and Michael T. Sember ("Sember") and his spouse, Kay Sember (Michael Sember and Kay Sember are referred to herein collectively as "Borrowers").

                                    Recitals

     A. Sember has been employed by Deltagen to perform certain services as an employee of Deltagen, as Deltagen may from time to time direct;

     B. In Deltagen's anticipation of future performance of substantial services by Sember for Deltagen, Deltagen is willing to render financial assistance to Borrowers in the form of a loan to Borrowers to assist them in purchasing a principal residence located at 348 Lennox Avenue, Menlo Park, California, 94025 (the "Residence"); and

     C. The loan from Deltagen to Borrowers will be secured in whole or substantial part by a deed of trust on the residence, all as more fully set forth herein.

NOW, THEREFORE, in view of the foregoing recitals and the following covenants and obligations, Deltagen and Borrowers do hereby mutually agree as follows:

     1. Loan. Deltagen agrees to loan to Borrowers the sum of Six Hundred Thirty Thousand United States Dollars ($630,000) (the "Loan"), which shall be made on the following terms and conditions:

        (a) The Loan will be applied solely and entirely toward the purchase price of the Residence, and the Borrowers agree to so apply such proceeds;

        (b) The Loan will bear interest as provided in Paragraph 2.1 of this Agreement; all payments made on account thereof shall be credited first to accrued and unpaid interest and the balance, if any, to unpaid principal;

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        (c) The principal amount of Five Hundred Fifty-Two Thousand United
States Dollars ($552,000) of the Loan and the interest on that portion of the Loan will be forgiven on the fifth anniversary of the start date of Sember's employment with Deltagen;

        (d) The principal amount of Seventy-Eight Thousand United States Dollars ($78,000) of the Loan shall become due and payable with interest on the fifth anniversary of the start date of Sember's employment with Deltagen, except as otherwise set forth in Paragraphs 2.2 and 2.4 of this Agreement;

        (e) Borrowers shall be fully responsible for all taxes due related to the Loan and interest on the Loan;

        (f) Borrowers may repay the Loan in full or in part at any time without premium or penalty; and

        (g) The Loan shall be evidenced by a certain Promissory Note in the form of Exhibit A attached hereto and secured in whole or substantial part by a deed of trust ("Deed of Trust") in the form of Exhibit B attached hereto to constitute a lien on Residence subject only to: (i) the exceptions as specified in the title report of First American Trust Company, dated as of April 26, 2002 and issued under its Escrow Number 555568; (ii) a first mortgage loan on the Residence; and (iii) a deed of trust held by First Republic Bank in connection with a certain 12-month loan note between First Republic Bank and the Borrowers dated June 18, 2002 ("Bridge Note") in the form of Exhibit C attached hereto. A condition of Deltagen's obligation hereunder to fund the Loan shall be its contemporaneous receipt upon funding of a California Land Title Association standard lender's policy of title insurance in the amount of the Loan assuring Deltagen that the Deed of Trust constitutes a lien on the Residence subject only to the exceptions set forth in the preceding sentence. The Borrowers shall make reasonable efforts to satisfy the Bridge Note, including reasonable efforts: (a) to consummate sale of the Borrowers' current home located at 14 Norfield Farm Lane, Weston, Connecticut 06883 and (b) to apply the proceeds of such sale towards satisfaction of the Bridge Note. Deltagen's security lien on the Residence shall be $500,000 until satisfaction of the Bridge Note, upon which the security lien will be in the full amount of the Loan. And, upon satisfaction of the Bridge Note, the Deed of Trust shall constitute a second lien on the Residence, subject only to exceptions (i) and (ii) set forth above.

    2. Repayment. Notwithstanding the foregoing terms set forth in Paragraph 1 above, the Loan shall become due and payable according to the following terms:

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        2.1 Interest. The Loan shall bear interest from the date of this
Agreement, and Borrowers hereby agree to pay the same, at an annual rate equal to the rate announced by J.P. Morgan Chase & Co., Inc. as its Prime Rate. Interest on the amount of $552,000 will be forgiven at the end of five (5) years of continued employment of Sember by Deltagen. Upon the date of Sember's voluntary resignation or termination for "Cause" (as defined in Paragraph 2.3), the Loan will become interest-bearing at the Prime Rate plus 2 percentage points, but not in excess of the maximum rate permitted by law, and shall begin to accrue immediately and shall become due and payable within a reasonable period not to exceed six (6) months of the date of Sember's voluntary resignation or termination for Cause.

        2.2 Principal. All outstanding and unpaid principal shall become due and payable (to the extent not previously forgiven) upon the earlier to occur of (i) five (5) years from the start date of Sember's employment with Deltagen, or (ii) six (6) months from the date of Sember's voluntary resignation or termination for Cause. The forgivable portion of the original principal amount of the Loan, $552,000, shall be forgiven (and Borrowers relieved of liability to Deltagen) on the fifth anniversary of the start date of Sember's employment with Deltagen, provided that Sember has remained continuously employed through such date.

        2.3 Termination of Employment. For purposes of this Agreement, "Termination" of Sember's employment shall include termination for any reason or no reason with or without cause, including death. Termination shall be for "Cause" in the event of the occurrence of any of the following: (a) any intentional action or intentional failure to act by Sember which was performed in bad faith and to the material detriment of the Company; (b) Sember intentionally refuses or intentionally fails to act in accordance with any lawful and proper direction or order of the Company; (c) Sember willfully and habitually neglects the duties of employment; or (d) Sember is convicted of a felony crime.

        2.4 If Sember is terminated for any reason other than voluntary resignation or termination for Cause, the Loan principal and interest will be forgiven.

     3. Additional Assurances. Deltagen and Borrowers hereby mutually acknowledge and agree that this Agreement does not constitute an employment agreement between Deltagen and Sember, provided nevertheless that Deltagen and Sember understand that Deltagen is making the Loan on the condition of its expectation of future performance of substantial services by Sember.

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   4.   Miscellaneous.

        (a) This Agreement constitutes the entire understanding and agreement between the parties relative to the subject matter hereof and supersedes all prior oral or written understandings between them. It may not be modified or amended except by a writing signed by each of them.

        All notices to be given under this Agreement shall be considered delivered five days after a mailing by fully prepaid certified or registered mail or when delivered to a party, whichever is earlier. Such notices shall be sent to the following addresses:

          To Deltagen:          Deltagen, Inc
                                740 Bay Road
                                Redwood City, California 94063
                                Attention:  Sr. VP and General Counsel
                                Cc:  Chief Financial Officer

          To Borrowers:         Michael T. Sember
                                Kay Sember
                                348 Lennox Avenue
                                Menlo Park, California 94025

or to such other place as a party may by ten days written notice designate to the other party.

        (c) This Agreement shall be governed by the Laws of the State of California, as applied to contracts made, entered and to be performed entirely within California.

        (d) The benefits and obligations of this Agreement, including the Loan and repayment thereof, are not transferable by Borrowers.

     IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date first above appearing.

                                        DELTAGEN, INC.

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                                             /s/  Richard H. Hawkins
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                                             Richard H. Hawkins
                                             Chief Financial Officer

BORROWERS:

/s/ Michael Sember
----------------------------
EMPLOYEE NAME

/s/ W. Kay Sember
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SPOUSE NAME